                                                                     EXHIBIT 1.1

                                 850,000 Units

                              foreignTV.com, Inc.

             Each Unit consisting of One (1) Share of Common Stock
                                      and
                One (1) Redeemable Common Stock Purchase Warrant



                             UNDERWRITING AGREEMENT
                             ----------------------



                                                            , 1999



Westminster Securities Corporation
19 Rector Street
New York, New York 10006

Ladies and Gentlemen:

     foreignTV.com Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with you as follows:

     1.  Introduction.  The Company proposes to offer for sale through you, as
         ------------
its exclusive agent, an aggregate of 1,700,000 Units (the "Units"), each Unit consisting of one (1) share of Common Stock, par value $.01 per share, of the Company (the "Shares") and one (1) Redeemable Common Stock Purchase Warrant (the "Warrants"), each Warrant exercisable to purchase one (1) additional share of Common Stock of the Company, on a "best efforts, all or none" basis as to the first 850,000 Units and on a "best efforts" basis as to an additional 850,000 Units.

     The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") to be dated as of the Closing Date (as hereinafter defined) between the Company and American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent").

     The Company may redeem the Warrants, in whole and not in part, at its election, at a redemption price of $.05 per Warrant at any time after the Warrants become exercisable upon not less than thirty (30) days prior written notice (the "Redemption Notice") to the several holders of the Warrants, provided that the reported closing bid price for the Common Stock equaled or exceeded $12.00 per share for the twenty (20) consecutive trading days ending on the third day prior to giving notice of redemption to Warrantholders, and provided further that an effective Registration Statement covering the Warrants is on file with the Securities and Exchange Commission and that such Registration Statement remains in full force and effect throughout the redemption period. The Warrantholders shall have exercise rights until the close of business on the date fixed for redemption.

     The Company also proposes to issue and sell to you, at a price of $.001 per warrant, for your account and that of your designees, warrants (the "Underwriter's Unit Warrants") to purchase one (1) Unit for each ten (10) Units sold by you on the Company's behalf pursuant to this Agreement (the "Underwriter's Units"). The Underwriter's Unit Warrants are exercisable initially at a price of $9.60 per Underwriter's Unit for a period of four years commencing one year from the effective date of the Registration Statement. The exercise price of the Underwriter's Unit Warrant may be adjusted upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. We agree to use our best efforts to maintain an effective registration statement with respect to the Underwriter's Unit Warrants and their underlying securities, and have granted you certain demand and piggyback registration rights, all as more fully described in the Underwriter's Unit Warrant Agreement. The Underwriter's Units are identical to those being publicly offered by the Company, except that the warrants comprising a part of these Units (the "Underwriter's Warrants") cannot be redeemed by the Company. The sale of the Underwriter's Unit Warrants will be consummated in accordance with the terms and conditions of the form of Underwriter's Unit Warrant Agreement filed as an exhibit to the Registration Statement (as hereinafter defined). The shares of Common Stock issuable upon exercise of the Warrants, the Underwriter's Unit Warrants and the Underwriter's Warrants are hereinafter sometimes collectively referred to as the "Underlying Shares".

     The Units, Shares, Warrants, Underwriter's Unit Warrants, and Underwriter's Warrants (hereinafter sometimes collectively referred to as the "Securities") are more fully described in the Prospectus referred to below.


     2.   Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to, and agrees with, you that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form S-l (No. 33-71733), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Securities under the Securities Act of 1933, as amended (the "Act"). The Company will not, before such registration statement becomes effective (the "Effective Date"), file any other amendment thereto to which you shall reasonably object in writing after being furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof), is herein called the "Registration Statement", and the prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations of the Commission under the Act (the "Regulations") is herein called the "Prospectus".

          (b) Each Preliminary Prospectus, at the time of filing thereof, contained all material statements which are required to be stated therein in accordance with the Act and the Regulations, and conformed in all material respects with the requirements of the Act and the Regulations and did not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Preliminary Prospectus was endorsed with the legend required by Item 501(c)(3) of Regulation S-K of the Regulations and, if applicable, Rule 430A of the Regulations. The Registration Statement at the time it becomes effective and the Prospectus at the time it is filed with the Commission pursuant to Rule 424(b) and on the Closing Date (and the Additional Closing Date, if any, determined as hereinafter provided in Section 3) will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations, and the Registration Statement and the Prospectus will not, on such dates, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representations or warranties are made with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company with respect to you by or on behalf of you expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto.

          (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing as a foreign corporation in all jurisdictions where the character or location of its properties (owned or leased) or the nature of its business makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the business, properties or operations of the Company. The Company has all requisite corporate power and authority, and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, to own its properties and conduct its business as described in the Prospectus, and the Company has all such power, authority, authorizations, approvals, orders, licenses, certificates and permits to enter into this Agreement, the escrow agreement contemplated by

Section 3 hereof (the "Escrow Agreement") and the Warrant Agreement and to carry out the provisions and conditions hereof and thereof. The Company owns, or possesses adequate rights to use, all patents, trademarks, service marks, copyrights, trade secrets, confidential information, processes and formulations used and proposed to be used in its business as described in the Prospectus (collectively the "Intangibles"). To the knowledge of the Company, the Company has not infringed and is not infringing with the right of others with respect to the Intangibles, and neither the Company nor any officer or director of the Company has received any notice of conflict with the asserted rights of others with respect to the Intangibles which might, singly or in the aggregate, materially adversely affect the business and prospects of the Company, and none knows any basis therefor.

          (d) The Company has either good and marketable title in fee simple to, or valid and enforceable leasehold estates in, all items of real property and personal property which are stated in the Prospectus to be owned or leased by it, in each case free and clear of all liens, encumbrances, claims, security interests, subleases and defects, other than those referred to in the Prospectus and those which do not have a material adverse effect upon the operations of the Company. The Company has the right to operate all of its facilities in their present locations and the operation of such facilities does not violate the provisions of any lease with respect thereto to which the Company is a party.

          (e) There is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against, or involving the properties or business of, the Company, nor are there any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race and no labor disturbance by the employees of the Company exist, which might materially and adversely affect the value, prospects (financial or otherwise) or operation of any of such properties or the business of the Company, except as referred to in the Prospectus.

          (f) All contracts, agreements, documents and other instruments required to be filed as exhibits to the Registration Statement have been filed with the Commission.

          (g) The financial statements and related schedules of the Company included in the Registration Statement and Prospectus present fairly the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and such financial statements and related Schedules have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The summary financial data in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Registration Statement and Prospectus. The capitalization of the Company, as set forth under the caption "Capitalization" in the Prospectus, was as so described on the date of which it is set forth therein.

          (h) Martin A. Weiselberg & Co., whose report is filed with the Commission as a part of the Registration Statement and Prospectus, are independent accountants as required by the Act and the Regulations.

          (i) The Company does not own any shares of capital stock or any other securities of any corporation nor does the Company have any equity interest in any firm, partnership, association or other entity, except as referred to in the Prospectus.

          (j) There has been no material adverse change in the condition, business, properties, or prospects (financial or otherwise) of the Company from that on the latest dates as of which such condition, business or prospects are set forth in the Registration Statement and the Prospectus except as referred to therein; and the outstanding debt, the properties and the business of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus.

          (k) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, which default would have a material adverse effect on the Company, except defaults which the Company has disclosed to you in writing and for which the Company has received written waivers.

          (l) The Company is not in breach of any term or provision of its Certificate of Incorporation, by-laws or other charter documents or, to the Company's knowledge, in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation. The Company is not, to its knowledge, in violation of any laws, ordinances, governmental rules or regulations to which it is subject and the Company has not failed to obtain any licenses, permits, franchises or other governmental authorizations materially necessary to the ownership of its properties or to the conduct of its business.

          (m) Neither the execution and delivery of this Agreement, the Escrow Agreement, the Underwriter's Unit Warrant Agreement and the Warrant Agreement, nor the consummation of the transactions herein and therein contemplated, nor compliance with the terms and provisions hereof and thereof will conflict with, or result in a breach of, any of the terms, provisions or conditions of the Certificate of Incorporation, by-laws or other charter documents of the Company. The execution and delivery of this Agreement, the Escrow Agreement, the Underwriter's Unit Warrant Agreement and the Warrant Agreement, the consummation of the transactions herein and therein contemplated, and compliance with the terms and provisions hereof and thereof will not conflict with, or result in a breach of, or constitute a default under any of the terms, provisions or conditions of any agreement or instrument to which the Company is a party or by which the Company is bound or violate any franchise, license, permit, judgment, decree, order, statute, rule or regulation of any government, governmental authority or court having jurisdiction over the Company.

          (n) All of the issued and outstanding shares of Common Stock are duly and validly authorized, issued and outstanding, fully paid and nonassessable. None of the outstanding Common Stock has been issued in violation of the preemptive rights of any stockholder of the Company. None of the holders of the outstanding Common Stock is subject to personal liability solely by reason of being such a holder. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Act and the applicable state securities or "blue sky" laws or exempt from such registration requirements.
The Company's capital stock conforms in all material respects to all statements in relation thereto contained in the Registration Statement and Prospectus. Based on the assumptions stated in the Registration Statement and Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in the Registration Statement and Prospectus, on the Effective Date, on the Closing Date and on the Additional Closing Date (as hereinafter defined), as the case may be, there will be no outstanding options or warrants for the purchase of, or other outstanding rights to purchase Common Stock or securities convertible into or exchangeable for Common Stock.

          (o) The issuance and sale of the Shares and the Underlying Shares have been duly authorized and, when paid for, issued and delivered as contemplated by this Agreement, the Warrants, the Underwriter's Unit Warrants and the Underwriter's Warrants, as the case may be, the Shares and the Underlying Shares will be validly issued, fully paid and nonassessable. The holders of the Shares and the Underlying Shares will not be subject to personal liability solely by reason of being such holders and none of such securities will be subject to preemptive rights of any stockholder of the Company.

          (p) The issuance and sale of the Warrants, the Underwriter's Unit Warrants and the Underwriter's Warrants have been duly authorized and, when paid for, issued and delivered as contemplated by this Agreement, the Warrants, the Underwriter's Unit Warrants and the Underwriter's Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms. The Underlying Shares have been duly reserved for issuance upon exercise of the Warrants, the Underwriter's Unit Warrants and the Underwriter's Warrants in accordance with their respective terms. The Shares and the Warrants offered by the Prospectus have been duly authorized by the Company to be offered in the form of Units. The Units, Shares, Warrants, Underwriter's Unit Warrants and Underwriter's Warrants will conform to the descriptions thereof contained in the Registration Statement and Prospectus.

          (q) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities except securities as provided herein or in the Registration Statement, or incurred any material liability or obligation, direct or contingent, for borrowed money, (ii) entered into any material transaction not in the ordinary course of business, (iii) entered into any transaction with an affiliate of the Company, or (iv) declared or paid any dividend on its shares of Common Stock.

          (r) No consent, authorization or approval is required from any Federal, state or local governmental agency or body in order to consummate the transactions contemplated herein or in the Registration Statement and Prospectus, other than such consents, authorizations or approvals as have been obtained.

          (s) No person holds a right to require or participate in the registration under the Act of any securities of the Company to be effected by the Registration Statement, which right has not been duly waived by the holder thereof as of the date hereof.

          (t) The Company has timely filed all Federal, state, and local tax returns which are required to be filed, other than its tax returns for fiscal 1998 that might not yet have become due as of the date of this Underwriting Agreement, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due.

          (u) To the knowledge of the Company's officers and directors (such officers and directors having made reasonable investigation with respect thereto), neither the Company nor any officer, director or employee of the Company has made any payment of funds of the Company or purchased any property with Company funds in a manner prohibited by law, and no funds of the Company or property purchased with Company funds have been set aside to be used for any payment prohibited by law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

          (v) The Company has reviewed the requirements for the use of Form S-l under the Act and has determined that it qualifies for the use of such Form thereunder.

          (w) Except as set forth in the Registration Statement and Prospectus, the Company does not know of any claims for services in the nature of a finders fee, brokerage fee or otherwise with respect to this offering for which the Company or you may be responsible.

          (x) The Company has obtained from all of its stockholders, other than two individuals whose aggregate combined holdings of Common Stock are not, as of the date of this Underwriting Agreement, in excess of 10,000 shares, their written agreement that for a period of eighteen (18) months from the date of the Prospectus, they will not, without your prior written consent, publicly sell, contract to sell, or grant any option for the sale of or otherwise dispose of directly or indirectly, any shares of Common Stock of the Company (or any securities convertible or exercisable into or exchangeable for such shares of Common Stock) owned by them, whether pursuant to Rule 144 of the Regulations or otherwise, except as provided herein or in the Registration Statement.

          The Company will deliver the aforementioned undertakings to you at or prior to the Effective Date.


     3.   Representations and Warranties of Westminster Securities Corporation.
          --------------------------------------------------------------------
You represent and warrant to, and agree with, the Company that:

          (a) You have been duly organized and are validly existing as a corporation in good standing under the laws of the State of New York. You are duly qualified and in good standing as a foreign corporation in all jurisdictions where the character or location of your properties (owned or leased) or the nature of your business makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on your business, properties or operations. You have all requisite corporate power and authority, and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, to own your properties and conduct your business and you have all such power, authority, authorizations, approvals, orders, licenses, certificates and permits to enter into this Agreement, the Underwriter's Warrant Agreement and the Selected Dealer Agreement and to carry out the provisions and conditions hereof and thereof.

          (b) You are not, to your knowledge, in violation of any securities laws, ordinances, governmental rules or regulations to which you are subject, including, without limitation, the Rules of

Fair Practice and Procedure of the National Association of Securities Dealers, Inc. ("NASD").


     4.  Purchase, Sale and Delivery.  On the basis of the representations and
         ---------------------------
warranties of the Company herein contained, but subject to the terms and conditions herein set forth:

          (a) Appointment as Agent. The Company hereby appoints you as its
              --------------------
exclusive agent for a period of ninety (90) days from the Effective Date, which period may be extended for an additional period of ninety (90) days if so agreed in writing by you and the Company (the "Offering Period"), to sell the Units, and you accept such appointment and agree to use your best efforts to find purchasers for the Units. The price at which you shall sell the Units to the public, as exclusive agent for the Company, and the commission to be allowed to you by the Company on account of any such sales of the Units shall be Six Dollars ($6.00) and fifty-four cents ($.54), respectively.

          (b) Delivery and Payment.  Delivery of certificates evidencing the
              --------------------
Shares and the Warrants comprising the Units shall be made by certified or official bank check in New York Clearing House funds or similar next day funds, payable to the order of the Company at your offices, or such other place as shall be agreed upon between us. Such delivery and payment shall be made at 10:00 A.M., New York time, on such date after the Registration Statement has become effective as you shall designate, but only if a minimum of 850,000 Units shall have been sold, on at least five (5) full business days prior notice by you to the Company. The hour and date of such delivery and payment are herein called the "Closing Date". Delivery of certificates evidencing the Shares and the Warrants comprising the Units sold by you in excess of 850,000 Units shall be made at your offices, or such other place as shall be agreed upon between us, on such date subsequent to the Closing Date as you shall designate, on at least two (2) full business days prior written notice by you to the Company, but in no event later than four (4) business days after the expiration of the Offering Period (the "Additional Closing Date"). Payment for any Units sold in excess of 850,000 Units shall be made on the Additional Closing Date in the same manner as that for the first 850,000 Units.

          (c) Certificates.  Certificates evidencing the Shares and the Warrants
              ------------
comprising the Units shall be registered in such name or names and in such authorized denominations as you may request in writing at least two (2) business days prior to each of the Closing Date and the Additional Closing Date, respectively. The Company will permit you to examine and package such certificates at least one (1) full business day prior to each of the Closing Date and the Additional Closing Date, respectively.

          (d) Escrow Arrangements. It is a condition of this Agreement that you
              -------------------
shall use your best efforts to sell all of the Units on behalf of the Company, that any and all funds received from such sale without deduction therefrom whatsoever, including but not limited to any underwriting commission or selling group concession or otherwise, shall be forthwith deposited in an escrow account to be established with a banking institution reasonably satisfactory to you (the "Escrow Agent" ). All subscribers' checks shall be made payable to the Escrow Agent and you shall transmit all such checks to the Escrow Agent by noon of the next business day following their receipt by you. You shall further, with respect to the handling and transmission of subscribers' funds, at all times comply with Rule l5c2-4 of the Exchange Act. In the event at least 850,000 Units are not sold within the Offering Period, then all sums so deposited shall be returned to the subscribers without interest thereon and without any charge thereon or deduction therefrom.

          (e) Warrant Solicitation Fees. We hereby engage you to act as our
              -------------------------
exclusive solicitation agent in connection with the exercise of the Warrants. You may employ subagents for such solicitation activity. Upon the exercise of the Warrants, and to the extent not inconsistent with the guidelines of the NASD and the Rules and Regulations of the SEC, we agree to pay you a commission equal to three percent (3%) of the proceeds received by us from the exercise of the Warrants. We shall pay no compensation to you, however, if: (i) the market price of the underlying Shares is lower than the exercise price; (ii) the Warrants are held in a discretionary account; or (iii) the Warrants are exercised in an unsolicited transaction. In addition, unless granted an exemption by the SEC from Regulation M under the Exchange Act, you agree not to engage in any market making activities or solicited brokerage activities with regard to any of our Securities until the later of the termination of such solicitation activity or the termination by waiver or otherwise of any right you might have to receive a fee for the exercise of the Warrants following such solicitation.

          5.   Offering.  In offering the Units for public sale, you shall offer
               --------
same solely as exclusive agent for the Company and such offer shall be made solely on the terms and subject to the conditions set forth in the Prospectus. You shall commence making such offer as exclusive agent for the Company on the Effective Date or as soon thereafter as you may deem advisable.


          6.   Covenants of the Company.   The Company covenants that it will:
               ------------------------

     (a) Use its best efforts to cause the Registration Statement to become effective and will notify you immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment thereto, shall have become effective, (ii) of the issuance by the Commission of any stop order or of the initiation or the threatening of any proceedings for that purpose, and (iii) of the receipt of any comments by the Commission. The Company will use its best efforts to prevent the issuance of any stop order or any order preventing or suspending the use of the Registration Statement or Prospectus and, if such order is issued, to obtain the lifting thereof as promptly as possible.


          (b) During the time when a prospectus is required to be delivered under the Act, comply so far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales or of dealings in the Units in accordance with the provisions hereof and the Prospectus. If at any time when a prospectus relating to the Units is required to be delivered under the Act, an event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or your counsel, the Registration Statement or Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or it is necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form reasonably satisfactory to you).

          (c) Deliver to you, without charge, such number of copies of each Preliminary Prospectus as you may reasonably request and, as soon as the Registration Statement, or any amendment or supplement thereto, becomes effective, deliver to you two (2) signed copies of the Registration Statement, including exhibits, and all amendments and post-effective amendments thereto, including exhibits, and such number of copies of the Prospectus, the Registration Statement and amendments and supplements thereto, if any, without exhibits, as you may reasonably request for the purposes contemplated by the Act.

          (d) Endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Units for offering and sale under the securities laws relating to the offering or sale of the Units of such jurisdictions as you may reasonably designate, provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or qualification to do business as a foreign corporation doing business in such jurisdiction. In each jurisdiction where the qualification of the Units shall be effected, the Company will, unless you agree that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction.


          (e) Make generally available to its security holders, in the manner specified in Rule 158(b) under the Act, and deliver to you as soon as practicable, and in any event not later than 40 days after the end of its fiscal quarter in which the first anniversary date of the Effective Date occurs, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under the Act covering a period of at least twelve (12) months beginning after the Effective Date.

          (f) For a period equal to the greater of (i) the period from the Effective Date to the expiration or redemption of all of the Warrants or
     (ii) one year from the Effective Date, furnish you the following:

               (i) as soon as practicable after they have been filed with the Commission, a copy of each annual, quarterly and current report on Forms lO-K, lO-Q, lO-C and 8-K and exhibits thereto, as soon as practicable after they have been sent by the Company to its security holders, a copy of any communications sent by it to its security holders generally;

               (ii) as soon as practicable, a copy of any Schedule l3D, l3G, l4D-l or 13E-3 received or prepared by the Company from time to time;

               (iii) as soon as practicable, a copy of every press release and every material news items and article in respect of the Company or its affairs which was released by the Company;

               (iv) such additional documents and information with respect to the Company and its affairs as you may from time to time reasonably request.

          (g) Apply the net proceeds from the offering received by the Company in the manner set forth under "Use of Proceeds" in the Prospectus and comply with Rule 463 under the Act.

          (h) Furnish to you as early as practicable prior to the Closing Date and the Additional Closing Date, as the case may be, but no later than two
     (2) full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company which have been read by the Company' s independent public accountants, as stated in their letter to be furnished pursuant to subsection (f) of Section 8 hereof.

          (i) Not file any amendment or supplement to the Registration Statement or Prospectus after the Effective Date to which you shall reasonably object in writing after being furnished a copy thereof.

          (j) Furnish to its security holders annual reports containing audited financial statements and such other periodic reports as it may determine to be appropriate or as may be required by law.

          (k) Cause the Units, Shares and Warrants to be registered on the OTC Bulletin Board and if all or a substantial number of the Units are sold, to use our best efforts to have the Units, Warrants and Shares listed on the Nasdaq Small-Cap Market, and to maintain such inclusion for at least five
     (5) years from the Closing Date; provided, however, that the Warrants need be maintained therein only until the earlier of their redemption or expiration, as the case may be.

          (l) Use its best efforts to be included in Standard & Poors' Corporations Records and Moodys' OTC Industrial Manual as soon as possible following the Closing Date and to continue to be included in both of such manuals for at least five (5) years from the Closing Date.

          (m) appoint a transfer agent for the Common Stock and a warrant agent for the Warrants (which may be the same as the transfer agent), each reasonably acceptable to you, and for three (3) years from the Closing Date furnish to you, at the Company's sole cost and expense, with copies of, respectively, daily Common Stock and Warrant transfer sheets and with copies of all Depository Trust Company weekly reports with respect thereto,

          (n) maintain and continue to maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necesary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (o) for as long as any of the Warrants or Underwriter's Warrants remain outstanding, permit you to have a representative present at all meetings of our Board of Directors. Such representative will be entitled to receive the same notices and communications sent by us to our directors and to attend directors' meetings, but will not be entitled to vote at any such meetings.

          (p) not later than four (4) months following the Closing Date, cause to be delivered to each of you and your counsel, Victor Edwin Stewart, Esq., a bound volume containing therein all filings, including exhibits, and correspondence to and from the Commission, NASD and all states or other jurisdictions concerning the offering of the Units, underwriting documents and closing documents, plus any other relevant material.

          7.  Payment of Expenses.
              -------------------

          (a) The Company hereby agrees to pay, whether or not the transactions contemplated hereunder are consummated, all expenses in connection with: (i) the preparation, printing, filing and mailing of the Registration Statement (including financial statements and exhibits) and Prospectus, including the cost of all copies thereof and of the Preliminary Prospectus and any amendments or supplements thereto supplied to you in quantities as hereinabove stated, and the Selected Dealer Agreement; (ii) the issuance, transfer and delivery of the Shares and Warrants comprising the Units, including any transfer or other taxes payable thereon; (iii) the fees, expenses and other costs of qualifying the Units for sale under state or foreign securities or "blue sky" laws, including the costs of printing and mailing a "blue sky" survey and the fees and disbursements of counsel in connection therewith; (iv) the fees of your special securities counsel, consisting of $5,000 already paid as an advance to such counsel and, in the event that the underwriting contemplated herein is terminated prior to the Closing, a further $5,000 to such counsel, including reasonable disbursements; (v) fees payable to the NASD attendant to securing any required review; (vi) the costs of placing "Tombstone" advertisements in any publications which may be reasonably selected by you; and (vii) all other costs and expenses incident to the Company's performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6.

          (b) On the Closing Date and on the Additional Closing Date, as the case may be, you shall deduct from the payment for the Units sold for the Company's account in each such instance two percent (2%) of the gross proceeds of the offering as payment of your expense allowance relating to the transactions contemplated hereby.


          (c) Anything in this Agreement to the contrary notwithstanding, if this Agreement shall not become effective by reason of an election of the Company pursuant to Section 11, or if this Agreement shall not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to you, in addition to the obligations assumed by the Company pursuant to this Section 7, will be to reimburse you on an accountable basis for such reasonable out-of-pocket expenses (including the reasonable fees and disbursements of your counsel) as shall have been incurred by you in connection with this Agreement and the proposed offering of the Units and, upon demand, the Company will pay the full amount thereof to you. If this Agreement shall not become effective by reason of an election by you pursuant to Section 11 or if this Agreement shall be terminated or otherwise not carried out within the time specified herein for any reason other than the failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied, the Company shall have no liability to you other than for obligations assumed by the Company pursuant to this Section 7. All fees and disbursements paid by the Company pursuant to clause (iii) of Subsection 7(a) hereof shall be non-refundable.


          8.  Conditions of Your Obligations.  Your obligation to pay for the
              ------------------------------
Units, as provided herein, shall be subject in, all material respects to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of the Closing Date (and the Additional Closing Date, as the case may be), to the performance by the Company of its obligations hereunder and to the following conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date of this Agreement or such later date and time as shall be consented to in writing by you and, at the Closing Date and the Additional Closing Date, no stop order shall have been issued or proceeding therefor initiated or threatened by the Commission;

          (b) At the Closing Date and the Additional Closing Date, as the case may be, you shall have received the favorable opinion of Cooperman Levitt Winikoff Lester & Newman, P.C., counsel for the Company, dated the Closing Date or the Additional Closing Date, as the case may be, addressed to you and substantially in the form set forth as Exhibit A, which is attached hereto and incorporated herein.

          Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Units hereunder as your counsel may reasonably request. Such opinion shall state that any opinion given therein qualified by the phrase "to such counsel's knowledge" is being given by such counsel after reasonable investigation of the matters therein discussed. In rendering the opinions set forth in Exhibit A hereto, such counsel may rely upon certificates of officers of the Company and of public officials as to matters of fact. In giving the foregoing opinions, such counsel may rely on such other counsel as it deems advisable; provided that such counsel shall state that, in such counsel's opinion, you are justified in relying on such opinions of other counsel. Copies of all such opinions and certificates shall be furnished to your counsel on the Closing Date and the Additional Closing Date, as the case may be.

          (c) On or prior to the Closing Date and the Additional Closing Date, as the case may be, you shall have been furnished such documents, certificates and opinions as you may reasonably require for the purpose of enabling you to review the matters referred to in subsection (b) of this Section 8, and in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

          (d) Prior to the Closing Date and the Additional Closing Date, as the case may be, (i) there shall have been no material adverse change in the condition, business activities or prospects, financial or otherwise, of the Company from that as of the latest date as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company, from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus, other than transactions referred to or contemplated therein or herein, or to which you have given your written consent; (iii) the Company shall not be in default (nor shall an event have occurred which, with notice, or lapse of time or both would constitute a default or acceleration) under any provision of any agreement, understanding or instrument relating to any indebtedness, except defaults which the Company has disclosed to you in writing and for which the Company has received written waivers; (iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (v) no action, suit or proceeding, at law or in equity, shall have been pending or, to the knowledge of the Company, threatened against the Company or affecting any of its properties or business before or by any court or federal, state or other jurisdictional commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the business, operations, prospects or financial condition or income of the Company except as set forth in the Registration Statement and Prospectus; and (vi) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission.

          (e) At the Closing Date and the Additional Closing Date, as the case may be, you shall have received a certificate of the President and the principal financial or accounting officer of the Company, dated the Closing Date and the Additional Closing Date, as the case may be, to the effect that the conditions set forth in subsection (d) above have been satisfied and as to the truth and accuracy, as of the Closing Date and the Additional Closing Date, as the case may be, of the representations and warranties of the Company set forth in
Section 2 hereof.

          (f) At the time this Agreement is executed and at the Closing Date and the Additional Closing Date, as the case may be, you shall have received a letter, addressed to you in form and substance reasonably satisfactory to you in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause
(iii) below), from Martin A. Weiselberg & Co., dated as of the date of this Agreement and as of the Closing Date and the Additional Closing Date, as the case may be:

               (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the Regulations;

               (ii) stating that in their opinion, the financial statements and related supplemental schedules of the Company included in the Registration Statement examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations;

               (iii) stating that, on the basis of a review (but not an examination made in accordance with generally accepted auditing standards) which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and Board of Directors of the Company and committees, if any, of such Board and inquiries to certain officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that (A) the unaudited financial statements and related schedules of the Company included in the Registration Statement (i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and Regulations, or (ii) were not fairly presented in conformity with generally accepted accounting principles on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and Prospectus; (B) at a specified date not more than five (5) business days prior to the date of such letter, there was any change in the long-term debt or capital stock of the Company as compared with the amounts shown in the , 1999 balance sheet of the Company included in the Registration Statement and Prospectus, other than as set forth in or contemplated by the Registration Statement and Prospectus, or, if there was any change, setting forth the amount of such change; or (C) during the period from , 1999 to a specified date not more than five (5) business days prior to the date of such letter, there was any decrease in net sales, net operating income, net income or earnings per common share of the Company, or contemplated by the Registration Statement and Prospectus, or, if there was any decrease, setting forth the amount of such decrease; and

               (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other information pertaining to the Company set forth in the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and other information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

          (g) All proceedings taken in connection with the sale of the Units as herein contemplated shall be reasonably satisfactory in form and substance to you and to your counsel.

          (h) There shall have been duly tendered to you certificates representing the Shares and the Warrants comprising the Units agreed to be sold by the Company on the Closing Date and the Additional Closing Date, as the case may be.

          (i) No order suspending the sale of the Units in any jurisdiction designated by you pursuant to subsection (d) of Section 6 hereof, shall have been issued on the Closing Date or the Additional Closing Date, as the case may be, and no proceedings for that purpose shall have been instituted or to your knowledge or that of the Company shall be contemplated.

          Any certificate signed by any duly authorized officer of the Company in such capacity and delivered to you or your counsel shall be deemed a representation and warranty by the Company to you as to the statements made therein. If any material condition to your obligations hereunder to be fulfilled prior to or at the Closing Date or the Additional Closing Date, as the case may be, is not so fulfilled, you may terminate this Agreement or, if you so elect, waive any such conditions which have not been fulfilled or extend the time for their fulfillment.


          9.   Indemnification
               ---------------

          (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the Act or Section 2O(a) of the Exchange Act, against any and all loss, liability, claim, dunnage and expense whatsoever (including, but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained
(x) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented) or (y) in any application or other document (in this Section 9 collectively called "application") executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Units under the securities laws thereof or filed with the Commission or any securities exchange, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to you by or on behalf of you expressly for use in the Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application or in any communication to the Commission, as the case may be.

          If any action is brought against you or a controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, you shall promptly notify in writing the party or parties against whom indemnification is to be sought of the institution of such action and the indemnifying parties shall assume the defense of such action, including the employment of counsel (reasonably satisfactory to you or such controlling person) and payment of expenses. You or such controlling person shall have the right to employ your own counsel in any such case, but the fees and expenses of such counsel shall be at your expense or the expense of such controlling person unless the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action or the indemnifying parties shall not have employed counsel to have charge of the defense of such action or counsel for such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify you of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of the Units or in connection with such Preliminary Prospectus, Registration Statement or Prospectus, or any amendment or supplement thereto, or any such application. With respect to any untrue statement or alleged untrue statement made in, or omission or alleged omission from, any Preliminary Prospectus, the indemnity agreement contained in this subsection (a) with respect to such Preliminary Prospectus shall not inure to your benefit (or the benefit of any person controlling you), if the Prospectus (or the Prospectus as amended or supplemented if the Company shall have made any amendments thereof or supplements thereto which shall have been furnished to you prior to the time of confirmation of such sale) does not contain such statement, alleged statement, omission or alleged omission, and a copy of such Prospectus shall have been sent or given to such person at or prior to the written confirmation of such sale to such person.

          (b) You agree to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section l5 of the Act or Section 2O(a) of the Exchange Act to the same extent as the foregoing indemnity from the Company to you but only with respect to statements or omissions, or alleged statements or omissions, if any, made in any Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereto or any application in reliance upon, and in conformity with, written information furnished to the Company with respect to you by or on behalf of you for use in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, as the case may be. In case any action shall be brought against the Company or any person so indemnified, based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against you, you shall have the rights and duties given to the Company and the Company and each other person so indemnified shall have the rights and duties given to you by the provisions of subsection (a) above.

          (c) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required above in this Section 9, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting commissions received by you, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contribution pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (c), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by you and distributed to the public were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; and no person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


          10.  Representations and Agreements to Survive Delivery.  Except as
               --------------------------------------------------
the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and the Additional Closing Date, and such representations, warranties and agreements of you and the Company, including the indemnity and contribution agreements contained in Section 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any controlling person, or by or on behalf of the Company or any controlling person, and shall survive termination of this Agreement and/or delivery of the Units to you.


          11.  Effective Date of this Agreement; Termination Thereof.
               -----------------------------------------------------

          (a) This Agreement shall become effective at 9:30 A.M., New York Time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the initial public offering by you of the Units, whichever is earlier. The time of the initial public offering, for the purpose of this Section 11, shall mean the time, after the Registration Statement becomes effective, of the release by you for publication of the first newspaper advertisement which is subsequently published relating to the Units or the time, after the Registration Statement becomes effective, when the Units are first released by you for offering by you or dealers by letter or telegram, whichever shall first occur. You or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below, by giving the notice indicated below in Section l1(c) before the time this Agreement becomes effective,

          (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the Additional Closing Date, as the case may be, if, after the date of this Agreement, any domestic or international event or act or occurrence has materially disrupted or, in the exercise of your reasonable judgment, will in the immediate future materially disrupt, securities markets in the United States; or trading on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange by such Exchange or by order of the Commission or any other governmental authority having jurisdiction; or the United States shall have become involved in a war or major hostilities; or a banking moratorium has been declared by a New York or Federal authority; or the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not said loss shall have been insured, will, in your reasonable opinion, interfere materially and adversely with the conduct of the business and operations of the Company; or there shall have been such material adverse change in the condition or prospects of the Company or the market for its and similar securities as in your reasonable judgment would make it inadvisable to proceed with the offering, sale and delivery of the Units.

          (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this

Section 11, the Company shall be notified promptly by you by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you shall be notified promptly by the Company by telephone or telegram, confirmed by letter.

          (d) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 10 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof,


          12.  Notices.  All communications hereunder, except as herein
               -------
otherwise specifically provided, shall be in writing and, if sent to you, shall be mailed, delivered or telegraphed and confirmed to Westminster Securities Corporation, 19 Rector Street, New York, New York 10006, Attention: President, and if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to foreignTV.com, Inc., 162 Fifth Avenue, Suite 1005A, New York, New York 10010, Attention: CEO.


          13.  Parties.  This Agreement shall be binding upon you, the Company,
               -------
and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.


          14.  Construction.  This Agreement shall be construed in accordance
               ------------
with the laws of the State of New York.


          If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                    Very truly yours,

                                    foreignTV.com, Inc.



                                    By:_____________________________
                                       Jonathan Braun, CEO

Accepted as of the date first
above written:

WESTMINSTER SECURITIES CORPORATION



By:____________________________
   John P. O'Shea, President